Exhibit 99.2

Bank of Florida Corp. Announces Delisting from Nasdaq

Naples, Florida – June 3, 2010 - Bank of Florida Corporation (NASDAQ: BOFL) announced that it received a letter from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company’s common stock will be delisted from Nasdaq in accordance with Listing Rules 5101, 5110(b) and IM-5101-1, due to Nasdaq’s concerns, stemming from the receivership of the Company’s three former bank subsidiaries, about the Company’s ability to demonstrate compliance with all of the requirements for continued listing, as well as the residual equity interest of the Company’s common stockholders. Furthermore, the Company had previously been advised that it was not in compliance with Listing Rule 5450(b)(1)(A) because the Company’s stockholders’ equity at March 31, 2010, was below $1,000,000.

The Company does not intend to appeal Nasdaq’s determinations. Accordingly, the Company’s common stock will be delisted effective as of the opening of business on June 11, 2010. Furthermore, trading in the Company’s common stock has been halted since the opening of business on June 1, 2010.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally can be identified by the use of forward-looking terminology, such as “may,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “target,” “plan,” “project,” or “continue” or the negatives thereof or other variations thereon or similar terminology, and are made on the basis of management’s plans and current analyses of Bank of Florida Corporation, its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect Bank of Florida Corporation financial performance and could cause actual results for fiscal 2010 and beyond to differ materially from those expressed or implied in such forward-looking statements. Bank of Florida Corporation does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Contact Information :

Stockholder Information Agent

Regan & Associates, Inc.

1-800- 737-3426

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